Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Medical Properties Trust, Inc.:

(1)	Registration Statement (Form S-3 No. 333-229103) of Medical Properties Trust, Inc.,
(2)	Registration Statement (Form S-8 No. 333-223471) pertaining to the Medical Properties Trust, Inc. 2019 Equity Incentive Plan, and
(3)	Registration Statement (Form S-8 No. 333-190533) pertaining to the Medical Properties Trust, Inc. 2013 Equity Incentive Plan,

of our report dated June 28, 2019, (except for Recently Issued or Adopted Accounting Pronouncements included in Note 2, as to which the date is August 5, 2019, and except for Subsequent Events included in Note 2, as to which the date is February 26, 2020) with respect to the consolidated financial statements of Steward Health Care System LLC included in this Annual Report (Form 10-K) of Medical Properties Trust, Inc. for the year end December 31, 2019.

/s/ Ernst and Young LLP

Dallas, Texas

February 26, 2020